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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ________________

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 1999
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                            Digital Island, Inc.
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             (Exact name of registrant as specified in charter)

        Delaware                   000-26283                   680322824
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(State or other jurisdiction      (Commission                (IRS Employer
    of incorporation)             File Number)            Identification No.)


45 Fremont Street, Suite 1200, San Francisco, California                   94105
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (415) 738-4100
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                               Not Applicable
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       (Former name or former address, if changed since last report.)
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Item 5    OTHER EVENTS
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          On December 7, 1999, Digital Island entered into a memoranda of understanding with Sun Microsystems, Inc. and Inktomi Corporation providing for a joint strategic relationship. Under the relationship, Digital Island has agreed to purchase, over a two year period, up to $150 million of Sun servers, storage operating systems and server software, using Inktomi network caching applications. The total purchase would consist of 5,000 Sun servers. Sun and Inktomi also agreed to participate and invest in joint marketing and sales activities with Digital Island to support broadband and streaming media content delivery over the Internet. Sun agreed to provide $100 million of lease financing for the acquisition of the equipment, consisting of:

          . a $30 million initial line of credit,

          . a $30 million line of credit available in nine months upon meeting certain working capital maintenance and financing milestones, and

          . a $40 million line of credit available in fifteen months upon meeting certain additional working capital maintenance and financing milestones.

          For extending this lease financing, Digital Island agreed to grant Sun warrants to purchase up to $10 million of Digital Island Common Stock in three tranches corresponding on a pro rata basis with the above three lines of credit; the warrants will be exercisable at the five-day average trading price preceding the grant dates, and will expire in 48 months (in the case of the first warrant) and 36 months (in the case of the second and third warrant). The lease financing facility and the marketing and sales alliance are subject, in part, to definitive documentation.

          In connection with the alliance, Sun has agreed to make a $20 million investment, and Inktomi has agreed to make a $6 million investment, in Digital Island common stock at a price per share equal to the lesser of the average closing price of the common stock as quoted on the Nasdaq National Market for the ten trading days before December 7, 1999 or for the five trading days before the closing of the investment. Sun and Inktomi have agreed to not sell or otherwise dispose of such shares until the first anniversary of their purchase. The Sun investment is conditioned, among other things, upon customary governmental approvals and the Inktomi investment is conditioned upon consummation of the Sun investment.

          Attached and incorporated herein by reference in its entirety as
Exhibit 99.1 is a copy of the press release dated December 8, 1999 announcing the strategic alliance.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS
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     (c)  Exhibits.    The following documents are filed as an exhibit to
                       this report:

          99.1 Press Release, dated December 8, 1999, issued by the Company announcing the strategic alliance with Sun Microsystems and Inktomi.
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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Digital Island,
                                      (Registrant)

Date: December 9, 1999                By:  /s/ T.L. Thompson
                                           -------------------------------------
                                           T.L. Thompson
                                           Chief Financial Officer and Secretary
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                               EXHIBITS INDEX
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Exhibit       Description
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99.1          Press Release, dated December 8, 1999, issued by the Company announcing the strategic alliance with Sun Microsystems and
              Inktomi.